U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2018

AKERS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

201 Grove Road

Thorofare, New Jersey USA 08086

(Address of principal executive offices, including zip code)

(856) 848-8698

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

EXPLANATORY NOTE

This Current Report on Form 8-K/A (Amendment No. 1) (the “8-K/A”) amends the Current Report on Form 8-K filed by Akers Biosciences, Inc. (the “Company”) with the Securities and Exchange Commission on October 31, 2018 (the “Original 8-K”) to report the Company’s signing of a securities purchase agreement with certain investors (the “Purchase Agreement”) pursuant to which the Company agreed to issue and sell an aggregate of (i) 5,555,556 shares of common stock and (ii) warrants to purchase 5,555,556 shares of common stock (the “Warrants”). The combined purchase price for one share of common stock and each Warrant is $0.36 (the “Offering”). The purpose of this 8-K/A is to report the closing of the transactions contemplated by the Purchase Agreement and to affix a copy of the opinion of Ellenoff Grossman & Schole LLP relating to the legality of the securities offered by the Company in the Offering. Except as set forth herein, no modifications have been made to the information contained in the Original 8-K.

Item 1.01 Entry into a Material Definitive Agreement

On November 2, 2018, the Company closed its offering of common stock and Warrants for gross proceeds of $2 million. A copy of the opinion of Ellenoff Grossman & Schole LLP relating to the legality of the securities offered by us is attached as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1*	Form of Warrant
5.1	Opinion of Ellenoff Grossman & Schole LLP
10.1*	Form of Securities Purchase Agreement, dated October 31, 2018, by and among the Company and the investors signatory thereto
23.1	Consent of Ellenoff Grossman & Schole LLP (US) (included in Exhibit 5.1)

* filed previously with the Company’s Current Report on Form 8-K with the Securities and Exchange Commission on October 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Date: November 2, 2018	By:	/s/ Howard R. Yeaton
Howard R. Yeaton
Chief Executive Officer